UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2005

THE ELECTRIC NETWORK.COM INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49891

(Commission File Number)

33-0860242

(IRS Employer Identification No.)

#1400-1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6

(Address of principal executive offices and Zip Code)

(604) 684-3027

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2005, Dr. Veltheer agreed to loan $20,000 to our company by way of an unsecured simple demand promissory note indicating that the principal amount plus simple interest calculated at a rate of 12% per annum, will be repayable in full on the first anniversary of the promissory note.

Item 9.01 Financial Statements and Exhibits.

A copy of the promissory note is included as an exhibit to this current report on Form 8-K pursuant to Item 601 of Regulation S-B:

99.1	Promissory note dated November 22, 2005, among our company and Dr. Veltheer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ELECTRIC NETWORK.COM INC.

/s/ John Veltheer

By: John Veltheer, President

November 22, 2005